EXHIBIT 10.24

                                      LEASE

         THIS LEASE is made as of June 29, 1998  between  HEALTH AND  RETIREMENT
PROPERTIES  TRUST  (known in  Wisconsin  as "Health  and  Retirement  Properties
REIT"), a Maryland real estate investment trust ("Landlord"), having its principal office at 400 Centre Street, Newton, Massachusetts and AMS PROPERTIES, INC. a Delaware corporation ("Tenant"), having its principal office at One Ravina Drive, Suite 1500, Atlanta, Georgia 30346, with reference to the following facts:

         A. Pursuant to the terms of an Restructure and Asset Exchange Agreement dated as of even date herewith (the "Exchange Agreement"), Landlord agreed to acquire from Tenant, and then lease back to Tenant, certain real property and the related improvements and personal property located in Wilson, Concord and Winston- Salem, North Carolina, and Milwaukee and Pewaukee, Wisconsin (collectively, the "Exchange Properties") pursuant to leases of even date herewith each of which incorporates by reference an Master Lease Document dated as of December 28, 1990, as amended (as amended, and as such document may be further amended, amended and restated, supplemented or modified from time to time, the "Master Lease") among Tenant, as tenant, and the Landlord, as landlord.

         B. Landlord has, as of the Commencement Date referenced below, acquired the property identified in Paragraph 3 below (the "Leased Property") and the other Exchange Properties from Tenant in accordance with the terms of the Exchange Agreement.

         NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1. Purchase Price. The Purchase Price for the Leased Property, for the purposes of the Master Lease and this Lease shall be deemed to be $4,345,000.00 (the "Purchase Price").

2. Incorporation of Master Lease. The Master Lease is hereby incorporated herein in its entirety as though each and every part thereof were set forth in full herein.

3.       Description of Leased Property. The Leased Property demised pursuant to
         Article 2 of the Master Lease is that property located at the following street address:

                       River Hills West Health Care Center
                               321 Riverside Drive
                            Pewaukee, Wisconsin 53072

         The Land referred to in the Master Lease is more particularly described in Schedule A hereto.

4. Fixed Term. The Fixed Term of this Lease shall commence on June 29, 1998 (the "Commencement Date"), and shall end on January 31, 2013.


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5.       Extended Terms.  Subject to the provisions of Section 2.4 of the Master
         Lease,  Tenant is hereby  granted  the right to renew the Lease for two
         (2) 10-year consecutive optional renewal terms for a maximum term if all such options are exercised of twenty (20) years after the expiration of the Fixed Term.

6. Rental. The initial Minimum Rent payable during the Fixed Term pursuant to Section 3.1.1(a) of the Master Lease is the annual sum of $585,812 payable in equal monthly installments of $48,817.66. The Minimum Rent for each Extended Term shall be at the rental provided for in Section 3.1.1(e) of the Master Lease. During the Term, Minimum Rent shall be subject to adjustment as provided in paragraphs (b) and (f) of Section
         3.1.1 of the Master Lease. Landlord will credit against installments of Minimum Rent the amounts determined in accordance with Section 3.1.1(g) of the Master Lease. Tenant shall also pay Additional Rent pursuant to
         Section 3.1.2 of the Master Lease.

7. Collective Leased Properties. The Leased Property shall be deemed to be a "Collective Leased Property" for all purposes under the Master Lease.

8. NONLIABILITY OF TRUSTEES. THE DECLARATION OF TRUST ESTABLISHING LANDLORD, DATED OCTOBER 9, 1986, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "DECLARATION"), IS DULY FILED WITH THE
         DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME "HEALTH AND RETIREMENT PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY. NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF LANDLORD SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, LANDLORD. ALL PERSONS DEALING WITH LANDLORD IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF LANDLORD FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.


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         IN WITNESS WHEREOF,  the parties have executed this Lease by their duly authorized officers as of the date first above written.

         LANDLORD:           HEALTH AND RETIREMENT PROPERTIES
                               TRUST (known in Wisconsin as "Health
                               and Retirement Properties REIT"),
                               a Maryland real estate investment trust



                              By: /s/
                              Name:
                              Title:

         TENANT:              AMS PROPERTIES, INC.,
                              a Delaware corporation



                              By: /s/
                              Name:
                              Title:



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                            SCHEDULE TO EXHIBIT 10.24


         Pursuant to Instruction 2 to Item 601 of Regulation S-K, the following Leases, which are substantially identical in all material respects to the Lease for property located at River Hills West Health Care Center, 321 Riverside Drive, Pewaukee, Wisconsin 53072, are omitted. The following list sets forth the material differences in the street address of the leased property, the purchase price, and the annual rent from the lease filed herewith:


 Street Address of Property           Purchase Price            Annual Rent
------------------------------------------------------------------------------
Northwest Health Care Center          $2,215,000.00                $274,504
7800 West Fond du Lac Avenue
 Milwaukee, Wisconsin 53218

    Brian Centers-Wilson              $2,680,000.00                $408,922
 2501 Downing St. Extension
      Wilson, NC 53072

   Brain Centers-Carbarrus            $2,840,000.00                $377,213
       250 Bishop Lane
      Concord, NC 28025

 Brian Centers-Winston-Salem          $2,280,000.00                $301,377
   6000 Brian Center Lane
   Winston-Salem, NC 47106